Exhibit 10.16

Sun Indalex, LLC
5200 Town Center Circle, Suite 470
Boca Raton, FL  33486

May 8, 2006

Indalex Co-Investment, LLC
c/o Goldman Sachs Investments Ltd
32 Old Slip
New York, NY  10005

Re:           Indemnification in the event of an Approved Sale

Ladies and Gentlemen:

Reference is made to the Stockholders’ Agreement, dated as of February 2, 2006 (the “Agreement”), by and among Indalex Holdings Finance, Inc., a Delaware corporation (the “Company”), Sun Indalex, LLC, a Delaware limited liability company (“Sun”), and the Minority Shareholders party thereto.  Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.  In the event of a conflict between this letter and the Agreement, this letter shall control.

Sun and certain Minority Shareholders currently intend to enter into a Securities Purchase Agreement with Indalex Co-Investment, LLC, a Delaware limited liability company (“Indalex Co-Invest”) on or about May 8, 2006 (the “SPA”), pursuant to which Indalex Co-Invest will purchase 89,887 shares of Non-Voting Common Stock of the Company.  In connection with its purchase of Non-Voting Common Stock pursuant to the SPA, Indalex Co-Invest will become a party to the Agreement.

This letter is to confirm that, notwithstanding anything to the contrary in the Agreement, Indalex Co-Invest will only be obligated to provide any indemnification representation or warranty or otherwise incur any other liability whatsoever, in each case, in connection with an Approved Sale of the Company (a “Sale Liability”):

(a)                                  subject to (b) below, to the extent that Sun is to incur a Sale Liability, and in such case, Indalex Co-Invest shall only be required to incur such Sale Liability on the same terms as Sun and provided further that Indalex Co-Invest shall only be liable for its pro rata proportion of any Sale Liability (determined by reference to its shareholding in the Company) of such Sale Liability; and

(b)                                 the maximum Sale Liability that Indalex Co-Invest shall incur is the amount of the proceeds it is to receive in the Approved Sale.

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Please confirm your acceptance of the foregoing by signing in the space provided below.

Sincerely yours,

Sun Indalex, LLC

		By:	/s/ Michael McConvery
		Name:	Michael McConvery
		Title:	Vice President

Agreed and acknowledged on this
8th day of May, 2006:

Indalex Co-Investment, LLC

By:	/s/ Jennifer Barbetta
Name:	Jennifer Barbetta
Title:	Authorized Signatory

Indalex Holdings Finance, Inc.

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President